EXHIBIT 99.1
COCONUT PALM ACQUISITION CORP.
THIS PROXY IS BEING SOLICITED BY COCONUT PALM ACQUISITION CORP.’S
BOARD OF DIRECTORS
      The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and proxy statement/ prospectus, dated                     , 2007, in connection with the Special Meeting to be held at 10:00 a.m. on                     , 2007 at the offices of Coconut Palm Acquisition Corp., located at 595 South Federal Highway, Suite 500, Boca Raton, Florida, and hereby appoints Richard C. Rochon and Robert C. Farenhem, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Coconut Palm Acquisition Corp. registered in the name provided herein, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.
      Coconut Palm may postpone the Special Meeting to solicit additional voting instructions in the event that a quorum is not present or under other circumstances if deemed advisable by the Coconut Palm Board of Directors.
      THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER WITH EBC, FOR THE APPROVAL OF THE COCONUT PALM ACQUISITION CORP. 2007 STOCK INCENTIVE PLAN, FOR THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION PROPOSAL, FOR THE STAGGERED BOARD PROPOSAL AND FOR THE MANAGEMENT SERVICES PROPOSAL. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 and 5.
      1. Proposal to approve the merger with EBC, an Arkansas corporation, pursuant to the Agreement and Plan of Merger, dated as of April 7, 2006 (the “Merger Agreement”), by and among Coconut Palm Acquisition Company, Equity Broadcasting Corporation (“EBC”) and certain shareholders of EBC, and the transactions contemplated by the Merger Agreement, whereby EBC will be merged with and into Coconut Palm, with Coconut Palm remaining as the surviving corporation. Only if you voted “AGAINST” Proposal Number 1 and you hold shares of Coconut Palm common stock issued in the Coconut Palm initial public offering, you may exercise your conversion rights and demand that Coconut Palm convert your shares of common stock onto a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of Coconut Palm common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the merger is completed and you continue to hold these shares through the effective time of the merger and the tender of your stock certificate to the combined company.
☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN               EXERCISE CONVERSION RIGHTS: ☐
      2. Proposal to approve the adoption of the Coconut Palm Acquisition Corp. 2007 Stock Incentive Plan (the “2007 Stock Incentive Plan”), pursuant to which Coconut Palm will reserve up to 12,274,853 shares of common stock for issuance pursuant to the 2006 Stock Incentive Plan.
☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN
      3. Proposal to approve Coconut Palm’s Amended and Restated Certificate of Incorporation to (i) increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares, (ii) to increase the number of authorized shares of preferred stock from 1,000,000 to 25,000,000, (iii) change Coconut Palm’s name from “Coconut Palm Acquisition Corp.” to “Equity Broadcasting Corporation”, and (v) in connection with the Amended and Restated Articles of Incorporation, to authorize the issuance of 1,736,746 shares of Series A Convertible Non-Voting Preferred Stock, par value $0.0001 per shares pursuant the Certificate of Designation.
☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

      4. Proposal to approve the Amended and Restated Certificate of Incorporation to provide for a staggered board with three classes of directors.
☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN
      5. Proposal to ratify the receipt of services pursuant to the Management Services Agreement between Royal Palm Capital Management, LLLP and Coconut Palm Acquisition Corp.
☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

COCONUT PALM ACQUISITION CORP.
Special Meeting of Stockholders
          , 2007
Please date, sign and mail your proxy card as soon as possible.
      In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

NOTE: Please sign exactly as your name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such

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